Exhibit 32.1

CERTIFICATION

In connection with the periodic report of FOXO Technologies Inc. (the “Company”) on Form 10-K for the year ended December 31, 2022 as filed with the Securities and Exchange Commission (the “Report”), we, Tyler Danielson, Interim Chief Executive Officer (Principal Executive Officer) and Robert Potashnick, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: March 30, 2023

/s/ Tyler Danielson
Tyler Danielson
Interim Chief Executive Officer (Principal Executive Officer)

Date: March 30, 2023

/s/ Robert Potashnick
Robert Potashnick
Chief Financial Officer (Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of this report.